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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ________

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              September 28, 2000
               -------------------------------------------------
                       (Date of earliest event reported)



                                MK GOLD COMPANY
                                ---------------
            (Exact name of registrant as specified in its charter)



         Delaware                       0-23042                    82-0487047
-------------------------------    --------------------       -----------------
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)


                       60 East South Temple, Suite 2100
                          Salt Lake City, Utah 84111
                                (801) 297-6900
 ----------------------------------------------------------------------------
 (Address of principal executive offices and telephone number, including area code)


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Item 4. Changes in Registrant's Certifying Accountant.

     Effective as of September 28, 2000, MK Gold Company (the "Company") dismissed Deloitte & Touche LLP ("Deloitte & Touche") as its independent accountant. Effective as of September 28, 2000, the Company engaged PricewaterhouseCoopers LLP as its independent accountant.

     Neither Deloitte & Touche's report on the Company's financial statements for the year ended December 31, 1998, nor its report for the year ended December 31, 1999, contained an adverse opinion or a disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company.

     During the years ended December 31, 1998 and December 31, 1999 and the subsequent interim periods preceding the Company's dismissal of Deloitte & Touche, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its report.

     The Company has requested that Deloitte & Touche furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of such letter, dated October 3, 2000, is filed herewith as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Exhibits

          99 Letter from Deloitte & Touche to the Securities and Exchange
             Commission.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 MK GOLD COMPANY


                                 /s/ John C. Farmer
                                 ------------------------------------------
                                 John C. Farmer
                                 Chief Financial Officer


Date: October 4, 2000

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                               INDEX TO EXHIBITS

Exhibits

     99 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission.

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